GUARANTY AGREEMENT

GUARANTY AGREEMENT dated as of September 6, 2002, between MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("MEMC" or the "Guarantor"), and TPG WAFER PARTNERS LLC, a Delaware limited liability company ("TPG Wafer"), as Agent and as the TPG Lender (as defined in the Credit Agreement referred to below).

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 6, 2002, between MEMC ELECTRONIC MATERIALS, S.P.A., as the Borrower, and TPG Wafer, as the TPG Lender and as Agent, with a principal balance outstanding of Euro 55,000,000 (as amended from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Initial Lender has made an Advance to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in the Amended and Restated Credit Agreement dated as of September 22, 2001 (the "Amended and Restated Credit Agreement"), and the Initial Lender has assigned all its rights under the Amended and Restated Credit Agreement to the TPG Lender. The Borrower is a wholly owned Subsidiary of MEMC, and MEMC acknowledges that it has derived, and will derive, substantial benefit from the making of the Advance to the Borrower and from the Credit Agreement in general. The effectiveness of the Credit Agreement is conditioned on, among other things, the execution and delivery by MEMC of a Guaranty Agreement in the form hereof. In consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, MEMC agrees to execute and deliver this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement:

"Agreement" means this Guaranty Agreement.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commitment" has the meaning specified in Section 2.01 of the Credit Agreement.

"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

"Debt" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties (other than guaranties of Debt of MEMC's Affiliates which Debt is otherwise included in Debt) in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) through (d) of this definition.

"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Effective Date" has the meaning specified in Section 3.01 of the Credit Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with MEMC or any of its Subsidiaries as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

"ERISA Event" means (a) any "reportable event" described in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a "reportable event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period; (c) the provision or filing of a notice of intent to terminate a Plan other than a standard termination within the meaning of Section 4041 of ERISA or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by MEMC or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by MEMC or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence or existence of any other event or condition which might reasonably be expected to constitute grounds for the termination of, the appointment of a trustee to administer, any Plan other than in a standard termination within the meaning of Section 4041 of ERISA or the imposition of any lien on the assets of MEMC or any of its Subsidiaries or ERISA Affiliates under ERISA, including as a result of the operation of Section 4069 of ERISA; (g) the incurrence by MEMC, any of its Subsidiaries or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or with respect to the withdrawal from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or by reason of the provisions of Section 4064 of ERISA upon the termination of a Multiple Employer Plan; or (h) the receipt by MEMC or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from MEMC or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Events of Default" has the meaning specified in Section 6.01 of the Credit Agreement.

"GAAP" means generally accepted accounting principles in the United States of America consistently applied.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any federal, state, local or foreign court or governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body.

"Lender" means the TPG Lender and each Person that shall become a party to the Credit Agreement pursuant to Section 9.07 of the Credit Agreement.

"Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of MEMC and its Subsidiaries taken as a whole.

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

"Note" has the meaning specified in Section 2.

"Obligations" has the meaning specified in Section 2.

"Other Taxes" has the meaning specified in Section 7(c).

"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that the term "Subsidiary" shall not include any joint venture of MEMC with respect to any action or decision of the board of directors of such joint venture if, by written agreement, such action or decision requires a vote in excess of the number of members of such board of directors elected or controlled by MEMC.

"Taxes" has the meaning specified in Section 7(b).

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 2. Guaranty. The Guarantor unconditionally guaranties, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Advance, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement or any note issued pursuant to the Credit Agreement (individually a "Note" and collectively the "Notes"), when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under the Credit Agreement or any Note, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement or any Note (all the monetary and other obligations referred to in the preceding clauses (a) through (b) being collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension or renewal of any Obligation.

SECTION 3. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or any guarantor under the provisions of the Credit Agreement, any Note, any guaranty agreement, or otherwise, or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, the Credit Agreement, any Note, any guaranty agreement, or any other agreement.

SECTION 4. Guaranty of Payment. The Guarantor further agrees that its guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to the Borrower or to any other guarantor or to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Lender in favor of any Borrower or any other person.

SECTION 5. No Discharge or Diminishment of Guaranty. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender or any other party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any Note or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 6.  Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final payment in full in cash of the Obligations. The Agent or the TPG Lender may, at its election, foreclose on any security held by judicial or nonjudicial sale, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower, or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully and finally paid in cash or otherwise satisfied pursuant to the terms of the Credit Agreement. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or other right or remedy of the Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

SECTION 7.  Agreement to Pay; Subordination. (a) In furtherance of the foregoing and not in limitation of any other right that the Agent, any Lender or any other party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, and if an Event of Default shall have occurred and be continuing, such amount shall be held in trust for the benefit of the Borrower and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

(b)  Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Domestic Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under the Credit Agreement or under any Note, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 7), such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(c) In addition, the Guarantor shall pay any present or future stamp, documentary, excise, property or other taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").

(d) The Guarantor shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes and for the full amount of Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7 imposed on or paid by such Lender or the Agent (as the case may be) or any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent makes written demand therefor.

(e) Within 30 days after the date of any payment of Taxes, the Guarantor shall furnish to the Agent, at its address referred to in Section 9.02 of the Credit Agreement, the original receipt of payment or a certified copy of such receipt. If no Taxes are payable in respect of any payment hereunder, the Guarantor shall furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lenders, in either case stating that such payment is exempt from or not subject to Taxes.

(f) Each Lender organized under the laws of a jurisdiction outside the United States shall, prior to payment of unpaid Obligations by the Guarantor pursuant to Section 7(a) and from time to time thereafter if requested in writing by the Guarantor or the Agent (but only so long as such Lender remains lawfully able to do so), provide each of the Guarantor and the Agent with Internal Revenue Service form W-8, W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Guaranty. If any form or document referred to in this subsection (f) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8, W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Guarantor and shall not be obligated to include in such form or document such confidential information.

(g) For any period with respect to which a Lender has failed to provide the Guarantor with the appropriate form described in Section 7(f) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 7(b) with respect to Taxes imposed by the United States until such form is provided; provided, however, that should such Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(h) If following any amount paid under this Section 7, the Lender receives or is granted a credit against or remission for any Taxes or Other Taxes payable by such Lender which the Lender determines, in its sole and absolute discretion, is attributable to any Taxes or Other Taxes paid hereunder, such Lender shall, subject to the Guarantor having made any increased payment hereunder and to the extent such Lender can do so in its sole opinion without prejudicing the retention of the amount of such credit or remission and without prejudice to its rights to obtain any other relief or allowance which may be available to such Lender and to conduct its own tax affairs as it sees fit, reimburse such amount to the Guarantor as the Lender shall in its sole and absolute discretion certify to be the proportion of such credit or remission as will leave the Lender (after such reimbursement) in no worse position than it would have been in had no payment been required under this Section 7. Such reimbursement shall be made promptly upon the Lender certifying that the amount of such credit or remission has been received by it; provided, however, that no such payment shall be made so long as an Event of Default shall have occurred and be continuing. The disallowance or reduction of any credit or remission of Taxes or Other Taxes with respect to which a Lender has made a payment to Guarantor under this Section 7 shall be treated as Taxes for which Guarantor is obligated to indemnify such Lender hereunder. Notwithstanding the above, no Lender shall (i) be under any obligation to claim a tax credit in priority to any other claim, relief, credit or deduction available to such Lender or (ii) be obligated to disclose any information regarding its tax affairs or computations to the Guarantor.

SECTION 8.  Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Lender will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 9.  Representations and Warranties. Effective as of the date hereof, MEMC represents and warrants as follows:

(a) MEMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by MEMC of this Agreement are within MEMC's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) MEMC's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting MEMC, except such contractual restrictions for which MEMC has received a valid waiver.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by MEMC of this Agreement.

(d) This Agreement has been duly executed and delivered by MEMC. This Agreement is a legal, valid and binding obligation of MEMC enforceable against MEMC in accordance with its terms.

(e) The Consolidated balance sheets of MEMC and its Subsidiaries as of December 31, 2001 and June 30, 2002, and the related Consolidated statements of income and cash flows of MEMC and its Subsidiaries for the fiscal year and the six months then ended, copies of which have been furnished to the Lenders, fairly present the financial condition of MEMC and its Subsidiaries as at such dates and the results of the operations of MEMC and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. Since June 30, 2002, there has been no Material Adverse Change.

(f) There is no pending or threatened action or proceeding affecting MEMC or any of its Subsidiaries before any court, governmental agency or arbitrator, that (i) may materially adversely affect the financial condition or operations of MEMC and its Subsidiaries taken as a whole or (ii) purports to affect the legality, validity or enforceability of the Credit Agreement, this Agreement or the consummation of the transactions contemplated hereby.

(g) MEMC is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h) The obligations of MEMC under this Agreement rank pari passu with all other unsecured obligations of MEMC that are not, by their terms, expressly subordinate to such other obligations of MEMC.

(i) The representations and warranties of the Borrower set forth in the Credit Agreement are true and accurate.

(j) No event has occurred or is continuing that constitutes a Default.

SECTION 10.  Covenants.  (a)  Affirmative Covenants. For so long as any Advance shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, MEMC will, unless the Required Lenders shall otherwise consent in writing:

(i) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and environmental laws.

(ii) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a lien upon its property; provided, however, that neither MEMC nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(iii) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither MEMC nor any of its Subsidiaries shall be required to preserve any right or franchise if the board of directors of MEMC or a Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of MEMC or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to MEMC, the Subsidiary or the Lenders.

(iv) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of MEMC and each such Subsidiary in accordance with GAAP or, in the case of any Subsidiary organized under the laws of a jurisdiction other than the United States or any state thereof, the equivalent of GAAP applicable in such jurisdiction.

(v) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(vi) Reporting Requirements. Furnish to the Lenders:

(A) within 90 days after the end of each fiscal year of MEMC, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of MEMC and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(B) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of MEMC, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers (including the chief financial officer, principal accounting officer, treasurer or controller) as presenting fairly in all material respects the consolidated financial condition and results of operations of MEMC and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(C) as soon as possible and in any event within ten days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of MEMC setting forth details of such Default and the action that MEMC has taken and proposes to take with respect thereto;

(D) promptly after the sending or filing thereof, copies of all reports which MEMC sends to any of its securityholders, and copies of all reports and registration statements which MEMC or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(E) promptly upon any financial officer (including the chief financial officer, principal accounting officer, treasurer or controller) of MEMC obtaining knowledge thereof, written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of MEMC and the Subsidiaries in an aggregate amount exceeding U.S.$2,500,000;

(F) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting MEMC or any of its Subsidiaries of the type described in Section 9(f); and

(G) such other information respecting MEMC or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

(b) Negative Covenants. On and after the date hereof, and so long as any Advance shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, MEMC will not, unless the Required Lenders shall otherwise consent in writing:

(i) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person, other than:

(A) purchase money liens or purchase money security interests upon or in any property acquired or held by MEMC or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

(B) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition);

(C) liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 10(a)(ii) hereof;

(D) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

(E) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

(F) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

(G) sales of accounts receivable of MEMC Japan Ltd. ("MJL"), a subsidiary of MEMC, without recourse, by MJL, to a third party at a market discount rate not to exceed 8 % per annum and in an amount such that the aggregate invoice amount of such receivables sold shall not exceed $40 million at any one time;

(H) liens incurred or deposits made in the ordinary course of business to secure the performance of letters of credit, bids, tenders, sales contracts, leases, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money; and

(I) liens created or otherwise permitted under the Reimbursement Documentation, the Revolving Loan Documentation and the Indenture Documentation.

(J) liens set forth on Schedule 10(b) attached hereto.

(ii) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as allowed by generally accepted accounting principles.

(c) Required Repayment under the Credit Agreement. On and after the Effective Date and so long as any Advance shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, MEMC will, unless the Required Lenders shall otherwise consent in writing, cause the Borrower to comply with any and all of its obligations under the Credit Agreement. For the avoidance of doubt, it is understood by the parties hereto that the provision in Section 5.03 of the Credit Agreement limiting the Borrower's obligation to effect an Italian Redemption Offer only to the extent that Net Proceeds are made available to the Borrower shall in no way limit MEMC's obligation under this Agreement to cause the Borrower to comply with the Borrower's obligations under the Credit Agreement. It is further understood that MEMC agrees to use the reasonable commercial effort required of it pursuant to, and to use such reasonable commercial effort in accordance with, Sections 5.02 and 5.03 of the Credit Agreement.

SECTION 11.  Termination. The Guaranty made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend to any Borrower under the Credit Agreement and (b) shall be reinstated if, at any time after the Guaranty made hereunder has terminated, payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Guarantor or any other guarantor upon the bankruptcy or reorganization of any Borrower, MEMC, any other guarantor or otherwise.

SECTION 12.  Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of MEMC that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to MEMC when a counterpart hereof executed on behalf of MEMC shall have been delivered to the Agent, and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon MEMC and the Agent and their respective successors and assigns, and shall inure to the benefit of MEMC, the Agent and the Lenders, and their respective successors and assigns, except MEMC shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

SECTION 13.  Waivers; Amendment.

(a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and of the Lenders hereunder and under the Credit Agreement and under any Note are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by MEMC therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on MEMC in any case shall entitle MEMC to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between MEMC and the Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 14.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.  Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.02 of the Credit Agreement, except the address for MEMC shall be 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376, Attention: Treasurer (telecopier number (636) 474-5158).

SECTION 16.  Survival of Agreement; Severability.

(a) All covenants, agreements, representations and warranties made by MEMC herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the Credit Agreement shall be considered to have been relied upon by the Agent and the other parties and shall survive the making by the Lenders of the Advances to the Borrower, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance to the Borrower or any other fee or amount payable under this Agreement, the Credit Agreement or any Note by the Borrower is outstanding and unpaid.

(b) In the event any one or more of the provisions contained in this Agreement, the Credit Agreement or any Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 17.  Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 18.  Rules of Interpretation. The rules of interpretation specified in Section 1.01 of the Credit Agreement shall be applicable to this Agreement.

SECTION 19.  Jurisdiction; Consent to Service of Process.

(a) MEMC hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any Note or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, any Lender or any other party may otherwise have to bring any action or proceeding relating to this Agreement, the Credit Agreement or any Note against MEMC or its properties in the courts of any jurisdiction.

(b) MEMC hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any Note in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 20.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE CREDIT AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

SECTION 21.  Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of MEMC against any or all the obligations of MEMC now or hereafter existing under this Agreement, the Credit Agreement or any Note held by such Lender, irrespective of whether or not such party shall have made any demand under this Agreement, the Credit Agreement or any Note and although such obligations may be unmatured. The rights of each party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such party may have.

 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

.	MEMC ELECTRONIC MATERIALS, INC. By /s/ Kenneth L. Young Name: Kenneth L. Young Title: Treasurer
TPG WAFER PARTNERS LLC, as Agent and as TPG Lender By Richard A. Ekleberry Name: Richard A. Eklberry Title: Vice President